UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 31, 2004

RealNetworks, Inc.

(Exact name of registrant as specified in its charter)

WASHINGTON	0-23137	91-1628146
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

2601 Elliott Avenue, Suite 1000
Seattle, Washington 98121
(Address of principal executive offices) (Zip code)

(206) 674-2700
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURE

Item 5. Other Events

     The pro forma financial statement described below is filed in connection with RealNetworks’ acquisition of Listen.Com, Inc.

Item 7. Financial Statements and Exhibits

     The following pro forma financial statement required by Item 7 with respect to the acquisition of Listen.Com, Inc. is filed as part of this report:

               (b) Pro Forma Financial Information.

Financial Information	Page
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2003.	F-2
Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations	F-3

Pro Forma Financial Information
In thousands, except per share data

On August 4, 2003, RealNetworks, Inc. (“RealNetworks”) completed its acquisition of Listen.Com, Inc. (“Listen”) in accordance with an Agreement and Plan of Merger and Reorganization dated April 21, 2003 (the “Agreement”). RealNetworks acquired Listen for approximately $18.8 million in cash payments, including a $1.5 million payment made in January 2004 and 4.2 million shares and options to acquire shares of RealNetworks common stock. In addition, as of the acquisition date, RealNetworks had invested approximately $7.3 million in the Company in the form of convertible promissory notes that became part of the purchase consideration. The acquisition was valued at approximately $46.2 million. The value assigned to the stock portion of the purchase price was $4.72 per share based on the average closing price of RealNetworks common stock for the five days beginning two days prior to and ending two days after April 21, 2003 (the date of the Agreement and Plan of Merger and Reorganization).

The following unaudited pro forma financial statement is presented to illustrate the effects of the acquisition of Listen on the historical operating results of RealNetworks. This transaction is described more fully in RealNetworks’ Annual Report on Form 10-K filed March 15, 2004.

The following Unaudited Pro Forma Condensed Consolidated Statement of Operations (“Pro Forma Financial Statement”) gives effect to the acquisition of Listen as if it had occurred on January 1, 2003. The Pro Forma Financial Statement is based on historical results of operations of RealNetworks for the year ended December 31, 2003 and of Listen for the period from January 1, 2003 to August 3, 2003. The results of operations of Listen from August 4, 2003 to December 31, 2003 are included within the historical results of RealNetworks. The Pro Forma Financial Statement and the accompanying notes (“Pro Forma Financial Information”) should be read in conjunction with and are qualified by the historical financial statements and notes thereto of RealNetworks and Listen. For RealNetworks, those historical financial statements are included in RealNetworks’ Annual Report on Form 10-K for the year ended December 31, 2003. For Listen, historical financial statements for the six-month period ended June 30, 2003 and for the year ended December 31, 2002 are included in RealNetworks’ Current Report on Form 8-K/A filed on September 12, 2003.

The Pro Forma Financial Information is intended for information purposes only and is not necessarily indicative of the consolidated results that would have occurred had the acquisition taken place on the dates indicated, nor is it necessarily indicative of results that may occur in the future.

RealNetworks, Inc. and Subsidiaries
Unaudited Proforma Condensed Consolidated Statement of Operations
Year Ended December 31, 2003
(In Thousands, except Per Share Data)

	Real Networks, Inc.		Proforma
	and Subsidiaries	Listen.com	Adjustments		Proforma
Net revenues:
Software license fees	$61,970	$—	$—		$61,970
Service revenues	134,058	2,677	—		136,735
Advertising	6,349	—	—		6,349

Total net revenues	202,377	2,677	—		205,054

Cost of revenues:
Software license fees	9,917	—	—		9,917
Service revenues	56,690	3,918	(110)	a
			197	b	60,695
Advertising	1,736	—	—		1,736

Total cost of revenues	68,343	3,918	87		72,348

Gross profit	134,034	(1,241)	(87)		132,706

Operating expenses:
Research and development	46,763	2,083	—		48,846
Selling and marketing	77,335	1,850	—		79,185
General and administrative	21,007	2,487	78	b
			19	c
			(108)	d
			(389)	e	23,094
Antitrust litigation	1,574	—	—		1,574
Loss on excess office facilities	7,098	—	—		7,098
Stock-based compensation	1,120	610	285	f	2,015

	154,897	7,030	(115)		161,812

Operating loss	(20,863)	(8,271)	28		(29,106)
Other income (expense), net	(444)	(121)	211	g	(354)

		.
Net loss before income taxes	(21,307)	(8,392)	239		(29,460)
Income tax provision	(144)	—	—		(144)

Net loss	$(21,451)	$(8,392)	$239		$(29,604)

Basic and diluted net loss per share	$(0.13)			h	$(0.18)

Shares used to compute basic and diluted loss per share	160,309			h	162,482

RealNetworks, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations
(Amounts in Thousands)

(a) Represents the decrease in amortization of certain Listen prepaid royalties that were reduced to reflect their fair value at the acquisition date.

(b) Represents the amortization of other intangible assets recorded at their fair value on the acquisition date assuming the transaction occurred on January 1, 2003. Other intangible assets are amortized over their estimated useful lives ranging from 1 to 4 years.

(c) Represents the increase in depreciation from the increase in Listen capitalized software costs valued at the acquisition date.

(d) Represents decrease in depreciation expense related to Listen leasehold improvements which were written down at the acquisition date.

(e) Represents the elimination of the amortization of other intangible assets included in the Listen historical operating results, as those intangible assets were revalued as part of the purchase price allocation. See adjustment (b) above.

(f) Represents additional stock compensation expense associated with unvested stock options and restricted stock issued to employees of Listen that would have been recorded during 2003 assuming the transaction occurred on January 1, 2003 rather than August 4, 2003. The Company is recognizing compensation costs for the value of these shares over the associated employment periods in which these shares vest.

(g) Represents elimination of interest on convertible notes payable to RealNetworks recorded through August 3, 2003.

(h) Pro forma basic and diluted net loss per share are computed by dividing the pro forma net loss attributable to common shareholders by the pro forma weighted average number of common shares outstanding. Potentially dilutive securities were not taken into account because their effects would be anti-dilutive. A reconciliation of shares used to compute historical basic and diluted net loss per share to shares used to compute pro forma basic and diluted net loss per share is as follows:

Shares used to compute historical basic and diluted net loss per share	160,309
Shares issued in acquisition, excluding 78 restricted shares	3,723
Shares issued in acquisition included in shares used to compute historical basic and diluted net loss per share	(1,550)

Shares used to compute pro forma basic and diluted net loss per share	162,482

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.

By:	/s/ Roy B. Goodman Roy B. Goodman Senior Vice President, Chief Financial Officer and Treasurer

Dated: March 31, 2004